UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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ELIZABETH ARDEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 3, 2014

          This proxy statement supplement, dated November 19, 2014 (this "Supplement"), supplements the proxy statement dated October 24, 2014, as supplemented by the proxy supplement dated October 30, 2014 (collectively, the "Proxy Statement") in connection with the solicitation of proxies by the board of directors (the "Board") of Elizabeth Arden, Inc., a Florida corporation (the "Company") for use at the 2014 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, December 3, 2014, at 10:00 a.m., local time, at the Company's offices located at 2400 SW 145 Avenue, Miramar, Florida 33027, and at any adjournments or postponements thereof.

          The purpose of this Supplement is to provide supplemental information regarding Proposal No. 4 in the Proxy Statement, relating to a modification of the Company's stock ownership guideline applicable to directors. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal No. 4 -- Approval of the Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan

          As set forth in the Proxy Statement, the Company is seeking shareholder approval of the Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan (the "2014 Non-Employee Director Plan"), as the Company's prior 2004 Non-Employee Director Stock Option Plan expired by its terms in May 2014. Consistent with good corporate governance practice, the board of directors of the Company (the "Board") believes a significant portion of non-employee director compensation should be equity-based to encourage a greater personal financial investment in the Company to help align the interests of non-employee directors with those of the Company's shareholders.

          ISS Voting Recommendation.   ISS Proxy Advisory Services ("ISS"), a proxy advisory firm, has recommended that its clients vote "against" Proposal 4, while our Board has recommended that shareholders vote "for" this proposal. According to ISS's proxy voting report on the proposal, a primary factor in ISS's "against" recommendation relates to the Company's director stock ownership guideline.

          In 2011, the compensation committee (the "Compensation Committee") of the Board adopted the following director stock ownership guideline: the lesser of (i) Company common stock having an aggregate market value of $135,000 (three times the current annual cash retainer for directors), or (ii) 6,500 shares. At the time, the market value of 6,500 shares of the Company's common stock exceeded $135,000. In order to satisfy ISS's qualitative non-employee director compensation review requirements, director stock ownership guidelines must be a minimum of three times the annual cash retainer, and ISS's proxy voting report concluded that the Company's director stock ownership guideline was slightly below that requirement.

          In order to address ISS's concern, and maintain director stock ownership guidelines that are consistent with ISS guidelines and good corporate governance practice, the Compensation Committee has adopted the following revised director stock ownership guideline: Company common stock having an aggregate market value of at least three times the current annual cash retainer for directors (i.e., $135,000 based on our current annual cash retainer for directors). The Company notes that most of the Company's directors currently hold common stock with a market value well in excess of $135,000.

The Company believes that adopting this modification to its director stock ownership guideline adequately addresses ISS's stated concerns regarding the 2014 Non-Employee Director Plan.

          Additional Grants under the 2014 Non-Employee Director Plan. As previously disclosed in the proxy supplement dated October 30, 2014, effective as of October 28, 2014, M. Steven Langman and Franz-Ferdinand Buerstedde were each elected to the Board by Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., investment funds affiliated with Rhône Capital L.L.C. (the "Rhône Purchasers") that hold all of the Company's outstanding Series A Serial Preferred Stock, par value $.01 per share (the "Preferred Stock"), in accordance with the terms of such Preferred Stock. Pursuant to the terms of the Preferred Stock, Messrs. Langman and Buerstedde are entitled to receive compensation consistent with that paid to the Company's other non-employee directors.

          On November 19, 2014, consistent with grants previously approved with respect to the Company's other non-employee directors, the Compensation Committee approved the grant under the 2014 Non-Employee Director Plan to each of Messrs. Langman and Buerstedde of stock options having an aggregate grant date value of approximately $60,000 (as determined using the Black-Scholes option pricing model based on the closing price of our common stock on the date of the Annual Meeting), subject to shareholder approval of the 2014 Non-Employee Director Plan. If the 2014 Non-Employee Director Plan is approved by shareholders at the Annual Meeting, and assuming a closing price of the Company's common stock on the date of the Annual Meeting of $17.27 per share (which was the closing price of the common stock on November 19, 2014), Messrs. Langman and Buerstedde would receive options to purchase approximately 9,700 shares of Company common stock. If shareholders do not approve the 2014 Non-Employee Director Plan at the Annual Meeting, these grants shall be canceled.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ELIZABETH ARDEN, INC. 2014 NON-EMPLOYEE DIRECTOR Stock Award PLAN.

VOTING MATTERS

          There are no changes to the proxy/voting instruction card previously mailed to our shareholders. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxies/voting instructions already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in the manner indicated unless you revoke your proxy or change your vote before your shares are voted at the Annual Meeting. Shares represented by proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with our Board's recommendations as set forth in the Proxy Statement. Important information regarding how to vote your shares, revoke your proxy or change voting instructions already given is available in the Proxy Statement under the caption "Outstanding Shares and Voting Rights."

By Order of the Board of Directors

Oscar E. Marina Secretary

Miramar, Florida
November 19, 2014